Exhibit 3.4

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DOMTAR PAPER COMPANY, LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Domtar Paper Company, LLC (the “Company”), dated as of March 7, 2007, is entered into by Domtar Corporation, a Delaware corporation, as the sole member (the “Member”).

WHEREAS, the Company was originally formed pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.), as amended from time to time (the “Act”), under the name Weyerhaeuser ELI, LLC by filing of its Certificate of Formation with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 18, 2006, and its original Limited Liability Company Agreement, dated as of August 18, 2006 (the “Original LLC Agreement”), entered into by Weyerhaueser Company, a Washington Corporation (the “Original Member”), and a Certificate of Amendment changing the Company’s name to Domtar Paper Company, LLC was filed with the Secretary of State on November 15, 2006;

WHEREAS, by the terms of the Original LLC Agreement, the Original Member was the sole member of the Company;

WHEREAS, the Original Member, the Company, the Member, Domtar Delaware Holdings Inc., a Delaware corporation, Domtar Pacific Papers Inc., a British Columbia corporation, Domtar Pacific Papers ULC, a Nova Scotia unlimited liability company, Domtar (Canada) Paper Inc., a British Columbia corporation and Domtar Inc., a Canadian corporation, entered into an Amended and Restated Transaction Agreement, dated as of January 25, 2007, as amended from time to time (the “Transaction Agreement”);

WHEREAS, the Original LLC Agreement was amended and restated by the Original Member, and such amendment was executed and effective prior to the adoption of this Agreement (the “Amendment”), and pursuant to the Amendment, upon the transfer of all of the limited liability company interests of the Company held by the Original Member to the Member, the Member was admitted as the member of the Company effective immediately prior to such transfer, and immediately following such admission, the Original Member ceased to be a member of the Company and the Company continued without dissolution;

WHEREAS, the Member desires to amend and restate the Original LLC Agreement, as amended by the Amendment, of the Company in its entirety and to adopt this Agreement;

NOW, THEREFORE, for value received, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Member hereby agrees to continue the Company and hereby amends and restates the Original LLC Agreement, as so amended, which is replaced and superseded in its entirety by this Agreement, as follows:

ARTICLE I

AGREEMENT

Section 1.1 Effective Time of Agreement. This Agreement shall be in effect as of its execution.

ARTICLE II

NAME, PURPOSE, ETC.

Section 2.1 Name. The name of the limited liability company is Domtar Paper Company, LLC.

Section 2.2 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

Section 2.3 Powers of the Company. Subject to any limitations set forth in this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 2.2.

Section 2.4 Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State and shall continue until the Company is dissolved pursuant to the provisions of Section 6.1 of this Agreement.

Section 2.5 Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

Section 2.6 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 2.7 Member. The name and address of the sole member of the Company is as follows:

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, QC

Canada H3A 1L6

Section 2.8 Qualification in Other Jurisdictions. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 2.9 Fiscal Year. The fiscal year of the Company shall begin with the opening of business on the first Monday following the last Sunday of the preceding fiscal year, and end with the close of business on the last Sunday of the following December of each year.

Section 2.10 Taxation. The Company shall not be, and the Member and the Board shall not permit the Company to elect to be, treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes, including without limitation by electing to treat the Company as an association taxable as a corporation under Treasury Regulations section 301.7701-3(a) or any corresponding provision of state or local law.

Section 2.11 Certain Ratified Actions. Without in any way limiting the generality of the foregoing or anything else contained in this Agreement or in any other document, Gilles Pharand, Razvan L. Theodoru or any duly appointed officer of the Member is hereby designated as an authorized person, within the meaning of the Act and the execution and filing of the Certificate of Formation of the Company on August 18, 2006 and the filing of the Certificate of Amendment on November 15, 2006 with the Secretary of State are hereby ratified and confirmed.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Generally. The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the “Board”) consisting of at least two natural persons designated as directors (the “Directors”) as provided below. The Board shall have discretion to manage and control the business and affairs of the Company, to make decisions affecting the business and affairs of the Company, the authority to bind the Company within the meaning of Section 18-402 of the Act, and to take actions as it deems necessary or appropriate to accomplish the purposes of the Company and to exercise all of the power and authority that limited liability companies may take under the Act, provided, however, that there shall be reserved to the Member the powers that, under the General Corporation Law of the State of Delaware, are reserved to the stockholders of a corporation organized under laws of the State of Delaware.

Section 3.2 Number and Election of Board. The Directors shall be chosen by the Member. The Directors of the Company upon execution of this Agreement will be as set forth on Annex A hereto. The number of Directors which shall constitute the whole

Board shall be fixed from time to time by the Member or the Board. Each Director shall hold office until a successor is selected by the Member or until such Director’s death, resignation or removal. Each Director is hereby designated as a “manager” (within the meaning of the Act) of the Company.

Section 3.3 Meetings of the Board. The Board shall meet from time to time to discuss the business of the Company. The Board may hold meetings either within or without the State of Delaware. Meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board or the President. Any Director may call a meeting of the Board on two days’ notice to each other Director, either personally, by telephone, by facsimile or by any other similarly timely means of communication.

Section 3.4 Quorum and Acts of the Board. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.5 Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting and without prior notice, if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.6 Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.7 Committees of Directors. The Board may by resolution designate one or more committees. Such resolution shall specify the duties and quorum requirements of such committees, each such committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 3.8 Compensation of Directors. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. No Director who is an employee of the Member or the Company shall receive compensation for his or her service as a Director.

Section 3.9 Resignation. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make it effective.

Section 3.10 Removal of Directors. If at any time the Member desires to remove, with or without cause, any Director, the Member shall have the power to take all such actions promptly as shall be necessary or desirable to cause the removal of such Director. Any vacancy caused by any such removal may be filled in accordance with this Article III.

Section 3.11 Vacancies. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, although less than a quorum. A Director selected to fill a vacancy shall hold office until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

Section 3.12 Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers shall bind the Company.

ARTICLE IV

OFFICERS

Section 4.1 Executive Officers. The officers of the Company may include a President, a Treasurer and a Secretary, all of whom shall be elected or appointed annually by the Board, and shall hold office for such term as may be prescribed by the Board. In addition, the Board may elect one or more Vice-Presidents, Assistant Treasurers, or Assistant Secretaries. Any two or more offices may be held by the same person. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. All vacancies occurring among any of the officers shall be filled by the Board. Any officer may be removed and/or replaced at any time by the affirmative vote of a majority of the Directors present at a regular meeting of Directors or at a special meeting of Directors called for that purpose.

Section 4.2 Other Officers. The Board may appoint, remove and replace such other officers, including assistant officers and agents, with such powers and duties as it shall deem necessary. The Board may by resolution authorize the President to appoint and remove such other officers.

Section 4.3 The Chairman of the Board. The Chairman of the Board, if one be elected, shall preside when present at all meetings of the Board, and he or she shall have and perform such other duties as from time to time may be assigned by the Board, or the Executive Committee, if any.

Section 4.4 The President. The President shall be the Chief Executive Officer of the Corporation and, in the absence or non-election of a Chairman of the Board or unless the Board has provided otherwise by resolution, he shall preside at all meetings of the Board at which he is present. He shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board and the Executive Committee, if any, and shall see that all orders and resolutions of the Board and the Executive Committee, if any, are carried into effect.

Section 4.5 The Vice-President. The Vice-President, if any, or if there be more than one, the senior Vice-President as determined by the Board, shall in the absence or disability of the President, exercise the powers and perform the duties of the President, and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the Board.

Section 4.6 The Treasurer. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Company; shall receive and give receipts and acquittances for moneys paid in on account of the Company, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Company, of whatever nature, upon maturity; shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by the Treasurer on account of the Company, and shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board.

Section 4.7 The Secretary. The Secretary shall keep the minutes of all proceedings of the Board; shall attend to the giving and serving of all notices to the Directors or other notice required by law, or by this Agreement; shall affix the seal of the Company to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board; shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and shall perform all other duties incident to the office of Secretary.

Section 4.8 Execution of Documents. Any duly appointed officer of the Company shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company. The Board, the President, the Treasurer or the Secretary may also designate additional employees and agents of the Company who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company, and may authorize such employees and agents to delegate such power (including authority to redelegate) by written instrument to other employees or agents of the Company; and, unless so designated or expressly authorized by this Agreement, no officer, employee or agent shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 4.9 Reliance by Third Parties. Any Person dealing with the Company or any Officer may rely upon a certificate signed by the President, Secretary or any Vice President, if any, as to:

(a) the identity of the President or any Member, Director, or other Officer;

(b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the President, any other Officer, a Director, or the Board, or which are in any other manner germane to the affairs of the Company;

(c) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

Section 4.10 Salaries. The salaries of all officers shall be fixed by the Board, and the Board has the authority by majority vote to reimburse expenses.

ARTICLE V

CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

Section 5.1 Membership Interest. The Member’s percentage limited liability company interest in the Company shall as of March 5, 2007 be as follows:

Member                                     100%

Section 5.2 Additional Capital Contributions. The Member shall have the right, but not the obligation, to make capital contributions to the Company in the form of cash, services or otherwise, at the times and in the amounts determined by the Member.

Section 5.3 Distributions. Distributions may be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member in the Company if such distribution would violate the Act or any other applicable law.

ARTICLE VI

DISSOLUTION, ASSIGNMENT, TRANSFER

Section 6.1 Dissolution. The Company shall be dissolved upon the earliest to occur of any of the following: (a) the decision of the Member to dissolve the Company, (b) at any time there are no members unless the Company is continued in accordance with the Act or (c) the entry of a decree of judicial dissolution under § 18-802 of the Act.

The bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

Section 6.2 Assignments. The Member shall be permitted to transfer all or part of its interest in the Company to any person or entity that assumes all or such portion of the Member’s obligations under this Agreement.

If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 6.2, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 6.3 Resignation. The Member may only resign from the Company if it has transferred all of its interest in the Company to another person or entity.

Section 6.4 Additional Members. In the sole discretion of the Member, the Company may admit any person as an additional member of the Company.

ARTICLE VII

LIABILITY, EXCULPATION, INDEMNIFICATION

Section 7.1 Liability of the Member.

(a) Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

To the fullest extent permitted by law, neither the Member nor any of its or the Company’s directors, officers, employees, shareholders, agents or representatives (each, a “Covered Person”), shall be liable to the Company for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that a Covered Person shall be liable for any loss, liability, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

Section 7.2 Fiduciary Duty.

(a) The provisions of this Agreement, to the extent that they restrict, expand or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person’s or entity’s professional or expert competence.

Section 7.3 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, that any indemnity under this Section 7.3 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof.

Section 7.4 Expenses. To the extent permitted by applicable law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company may, from time to time and at the discretion of the Board, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined that the Covered Person is not entitled to be indemnified as authorized in Section 7.3.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment, Waiver, Etc. This Agreement may not be amended or supplemented, and no waiver of or consent to departures from the provisions hereof shall be effective, unless set forth in a writing signed by the Member.

Section 8.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their successors and permitted assigns.

Section 8.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

Section 8.4 Integration. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 8.5 No Third-Party Beneficiaries. Except as provided in Article VII with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns.

Section 8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

DOMTAR CORPORATION,

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Corporate Secretary

Annex A

Directors

Raymond Royer

Marvin Cooper

Mike Edwards